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                                                                  Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To BANK ONE CORPORATION:

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 15, 1998, on the consolidated financial statements of First Chicago NBD Corporation included in the Form 10-K of First Chicago NBD Corporation for the year ended December 31, 1997 and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" included in this Registration Statement.



                                               /s/  ARTHUR ANDERSEN  LLP



Chicago, Illinois,
September 30, 1998